UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2022

Midwest Holding Inc.

(Exact name of registrant as specified in its charter)

delaware	001-39812	20-0362426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506

(Address of principal executive offices) (Zip Code)

(402) 489-8266

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.001 par value	MDWT	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2022, the Company entered into an employment agreement (the “Employment Agreement”) with Eoin Elliffe (the “Executive”) and appointed him as its Chief Risk Officer (“CRO”).

The following is a summary of the material features of the Employment Agreement and is qualified in its entirety by reference to the full text of it, a copy of which is filed as Exhibit 10.1 to this Report.

Base Salary.  The Executive’s initial annual base salary is $265,000 (“Base Salary”) subject to a discussion of renegotiation each year by the Company and the Executive; however, the Company has no obligation to agree to an increase in the Base Salary. The Base Salary may not be reduced absent changed economic circumstances of the Company (for example, where base salaries are reduced across-the-board for members of senior management of the Company).

Bonus.  The Executive will be eligible for an annual bonus of 0-100% of his current Base Salary, which will be determined based upon achievement of performance goals set by the Chief Executive Officer (“CEO”) of the Company annually at or near the beginning of each calendar year; with an annual target bonus of 50% of the Base Salary (the “Target Bonus”). For the 2022 performance year, the Executive will be paid a minimum annual bonus of $125,000. The Company, in the discretion of the CEO, may direct the Company to pay a pro-rata Target Bonus if the Executive is not employed at the end of a calendar year; if his employment ceases due to death or disability, a pro-rata Target Bonus must be paid.

Equity Compensation.  In connection with his employment the Executive was granted stock options to purchase 20,000 shares of the Company’s voting common stock with an exercise price of $11.86, which was the fair market value as of July 27, 2022 (the “Date of Grant”). The options vest in equal installments on the second and fourth anniversaries of the effective date of the Date of Grant subject to the Executive’s continuous employment with the Company, and these options expire ten (10) years from the Date of Grant.

Benefits.  The Company will provide the Executive retirement and such other benefits as are customarily provided to similarly situated executives of the Company, including paid vacation, coverage under the Company’s medical, life, disability and other insurance plans, and reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policy.

Termination. Either the Company or the Executive may terminate the Agreement prior to the expiration of its initial term (from July 26, 2022 to July 26, 2024) at any time upon written notice. The initial term automatically extends for additional one-year periods unless either party gives notice not to renew at least ninety (90) days prior to the end of the initial or any renewal term.

Non-Competition. During his employment with the Company and for a period indicated thereafter shown below, the Executive may not directly or indirectly compete with the Company in any state, country or region in which the Company conducts business during the term of the Employee’s employment (the “Non-Competition Period”).

Employment Term	Non-Competition Period

At least three (3) months	Three (3) months
At least six (6) months	Six (6) months
At least nine (9) months	Nine (9) months
Twelve (12) months or more	Twelve (12) months

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Effect of Termination; Severance.

In the event of voluntary resignation of employment by the Executive without Good Reason (as defined below), the Executive shall be entitled to payment of his Base Salary for the applicable Non-Competition Period following his resignation as well as any earned but unpaid Target Bonus for the prior year; provided, that the Executive is in compliance with the non-competition provisions of the Employment Agreement (the “Non-Competition Provisions”).

In the event of a termination of employment due to (i) death, (ii) permanent disability or (iii) by the Company for Good Cause (as defined below), the Executive will be entitled to payment of any earned but unpaid Base Salary, Target Bonus and other benefits and unreimbursed business expenses.

In addition to the foregoing, if (i) the Company terminates the Executive’s employment except for death, permanent disability or for Good Cause, (ii) the Company elects not to renew this Agreement for an additional one-year term as set forth above or (ii) the Executive terminates his employment for Good Reason (as defined below, and collectively a “Qualifying Termination”), the Executive will be entitled to payment of any earned but unpaid Base Salary, Target Bonus and other benefits and unreimbursed business expenses, as well as:

(a)	Other than in connection with a Change of Control (as defined below) and provided that the Executive executes and does not revoke the release attached as an exhibit to the Employment Agreement (the “Release”) and remains in compliance with the Non-Competition Provisions, the Company will (i) pay the Executive, on a semi-monthly basis, his Base Salary and pro rata Target Bonus for the applicable Non-Competition Period following his termination and (ii) to the extent the Executive elects to continue health coverage under COBRA, reimburse him for the premiums he pays to extend such coverage for the applicable Non-Competition Period following his termination; provided, however, that the reimbursement will cease if he obtains other employment that offers group health benefits. In addition, the Company’s Board of Directors, in its sole discretion, may elect to vest part or all of any outstanding stock options or equity awards; and

(b)	With respect to a Qualifying Termination that occurs within twelve (12) months following a Change of Control Event and provided the Executive executes and does not revoke the Release, the Company will (i) pay the Executive in a lump sum an amount equal to two (2) times his Base Salary and Target Bonus, (ii) fully vest all of his outstanding stock options and equity awards and (iii) to the extent the Executive elects to continue health coverage under COBRA, reimburse him for the premiums he pays to extend such coverage for up to eighteen (18) months following his termination; provided, however, that such reimbursement shall cease if he obtains other employment that offers group health benefits.

Clawbacks.  The Executive’s compensation is subject to recovery under any law, government regulation or stock exchange listing requirement (or any Company policy adopted pursuant thereto).

“Good Cause” generally includes (subject to certain cure provisions):

(i)            the Executive willfully engaged in acts or omissions determined to constitute fraud, breach of fiduciary duty or intentional wrongdoing;

(ii)           the Executive is convicted of, or enters a plea of guilty or nolo contendere to charges of, any criminal violation involving fraud, theft or dishonesty;

(iii)          the Executive is convicted of, or enters a plea of guilty or nolo contendere to charges of, any non-vehicular felony which has or is substantially likely to have a material adverse effect on the Executive’s ability to carry out his duties under the Employment Agreement or on the reputation or activities of the Company;

(iv)          the Executive habitually abuses alcohol, illegal drugs or controlled substances or non-prescribed prescription medicine, and such abuse materially and adversely interferes with the performance of the Executive’s duties and responsibilities to the Company;

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(v)           the Executive materially breaches the terms of any agreement between the Executive and the Company relating to the Executive’s employment;

(vi)          the Executive engages in acts or omissions constituting gross negligence by Executive in the performance (or non-performance) of his duties; or

(vii)         the Executive fails to comply with any material directive of the CEO of the Company consistent with the position of CRO.

“Good Reason” generally means (subject to certain cure provisions):

(i)            the material diminution of any duties, responsibilities and authorities inconsistent in any respect with the Executive’s position as a CRO;

(ii)           any failure by the Company to comply with any of the compensation provisions of the Employment Agreement (except for an isolated, insubstantial, inadvertent or non-material failure not occurring in bad faith and which is promptly remedied by the Company); or

(iii)          the Company materially breaches the terms of any agreement between the Executive and the Company relating to the Executive’s employment, or materially fails to satisfy the conditions and requirements of the Employment Agreement.

A “Change in Control Event” means:

(i)            any transaction in which shares of voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company are issued by the Company, or sold or transferred by the stockholders of the Company;

(ii)           the merger or consolidation of the Company with or into another entity resulting in those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such transaction ceasing to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the surviving corporation or resulting entity immediately after such merger or consolidation; or

(iii)          the sale of all or substantially all of the Company’s assets unless those persons or entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such asset sale continue to beneficially own voting securities of the purchasing entity representing more than 50% of the total combined voting power after the sale.

Immediately prior to joining the Company, Mr. Elliffe was Head of Investment Risk at Selective Insurance, Branchville, NJ, a property and casualty insurance company. From 2015 through part of 2020, he was Head of Asset Liability Management & Hedging at Transamerica Corporation, Baltimore, MD, a diversified financial services corporation providing services in insurance, sales financing, consumer and commercial loans, equipment leasing, mortgage banking, computer services and mutual funds. From 2009 into 2015, Mr. Elliffe was Head of the Equity Risk Management Department, after serving as Head of Strategy and Analytics, at Lincoln Financial Group, Philadelphia, PA, a holding company operating multiple insurance and investment management businesses through subsidiary companies. Prior to this, he held various roles related to portfolio management and analytics at the Man Group, PLC, Toronto, Canada, and RBC Insurance, Dublin, Ireland and Toronto, Canada. Mr. Elliffe earned a BSc in Physics from Dublin City University in Ireland, a Ph.D. in Astrophysics from the University of Glasgow in the United Kingdom and an MBA (Major in Finance and Management) from the University of Pennsylvania Wharton School.

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Item 9.01            Financial Statements and Exhibits.

(c) The following exhibits are filed as a part of this Report:

Exhibit No.	Description
10.1	Executive Employment Agreement Between Eoin Elliffe and Midwest Holding Inc. dated July 26, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 1, 2022.

MIDWEST HOLDING INC.

By:	/s/ Georgette C. Nicholas
Name: Georgette C. Nicholas
Title: Chief Executive Officer

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